85 Livingston Avenue
Roseland, NJ 07068-1785
973-994-6666/Fax 973-994-0337
www.rkco.com

New York • Roseland • Beverly Hills • San Francisco • Walnut Creek • Dallas • Denver • Cayman Islands

Rothstein, Kass & Company, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patient Safety Technologies, Inc., f/k/a Franklin Capital Corporation, on Form S-3, Amendment 1, of our report dated March 18, 2005, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2004 and for the year then ended.

Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 12, 2005